EXHIBIT 4.5

ACS SAVINGS PLAN

(Amended and Restated effective July 1, 2004)

	TABLE OF CONTENTS

	PREAMBLE

	ARTICLE I
	DEFINITIONS
	ARTICLE II
	ADMINISTRATION
2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	15
2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	15
2.3	POWERS AND DUTIES OF THE ADMINISTRATOR	16
2.4	RECORDS AND REPORTS	17
2.5	APPOINTMENT OF ADVISERS	17
2.6	PAYMENT OF EXPENSES	17
2.7	CLAIMS PROCEDURE	17
2.8	CLAIMS REVIEW PROCEDURE	18
2.9	CLAIMS REVIEW RELATING TO DISABILITY	18
	ARTICLE III
	ELIGIBILITY
3.1	CONDITIONS OF ELIGIBILITY	19
3.2	EFFECTIVE DATE OF PARTICIPATION	19
3.3	DETERMINATION OF ELIGIBILITY	20
3.4	TERMINATION OF ELIGIBILITY	20
3.5	INITIAL ELIGIBILITY SERVICE REQUIREMENTS FOR DISCRETIONARY MATCHING CONTRIBUTIONS	20
3.6	ENTRY DATE TO RECEIVE DISCRETIONARY MATCHING CONTRIBUTIONS	20
3.7	INITIAL ELIGIBILITY SERVICE REQUIREMENTS FOR DISCRETIONARY PROFIT SHARING CONTRIBUTIONS APPLICABLE TO CERTAIN EMPLOYEES DESIGNATED TO RECEIVE THE ACS STATE & LOCAL SOLUTIONS, INC. BENEFIT STRUCTURE	21
3.8	ENTRY DATE TO RECEIVE DISCRETIONARY PROFIT SHARING CONTRIBUTIONS APPLICABLE TO CERTAIN EMPLOYEES DESIGNATED TO RECEIVE THE ACS STATE & LOCAL SOLUTIONS, INC. BENEFIT STRUCTURE	21

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3.9	DEFINITIONS APPLICABLE IN DETERMINING SATISFACTION OF THE INITIAL ELIGIBILITY SERVICE REQUIREMENTS FOR DISCRETIONARY MATCHING CONTRIBUTIONS AND DISCRETIONARY PROFIT SHARING CONTRIBUTIONS APPLICABLE TO CERTAIN EMPLOYEES DESIGNATED TO RECEIVE THE ACS STATE & LOCAL SOLUTIONS, INC. BENEFIT STRUCTURE	22
	ARTICLE IV
	CONTRIBUTION AND ALLOCATION
4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	23
4.2	PARTICIPANT’S PRE-TAX CONTRIBUTION ELECTION	23
4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	26
4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	26
4.5	ACTUAL DEFERRAL PERCENTAGE TESTS	29
4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	32
4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS	34
4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	38
4.9	MAXIMUM ANNUAL ADDITIONS	40
4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	41
4.11	TRANSFERS FROM QUALIFIED PLANS	42
4.12	DIRECTED INVESTMENT ACCOUNT	44
4.13	ACS STOCK FUND	45
	ARTICLE V
	DETERMINATION AND DISTRIBUTION OF BENEFITS
5.1	DETERMINATION OF BENEFITS UPON RETIREMENT	46
5.2	DETERMINATION OF BENEFITS UPON DEATH	46
5.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	48
5.4	DETERMINATION OF BENEFITS UPON TERMINATION	48
5.5	DISTRIBUTION OF BENEFITS	50
5.6	DISTRIBUTION OF ACCOUNT BALANCE UPON DEATH	52
5.7	TIME OF SEGREGATION OR DISTRIBUTION	52
5.8	DISTRIBUTION FOR MINOR BENEFICIARY	52
5.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	52
5.10	PRE-RETIREMENT DISTRIBUTION	53
5.11	ADVANCE DISTRIBUTION FOR HARDSHIP	53
5.12	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	54
5.13	DIRECT ROLLOVER	54
5.14	ELIMINATION OF LOOKBACK RULE	56

	ARTICLE VI
	AMENDMENT, TERMINATION, MERGERS AND LOANS
6.1	AMENDMENT	56
6.2	TERMINATION	57
6.3	MERGER OR CONSOLIDATION	57
6.4	LOANS TO PARTICIPANTS	57
	ARTICLE VII
	TOP HEAVY
7.1	TOP HEAVY PLAN REQUIREMENTS	58
7.2	DETERMINATION OF TOP HEAVY STATUS	59
	ARTICLE VIII
	MISCELLANEOUS
8.1	PARTICIPANT’S RIGHTS	61
8.2	ALIENATION	62
8.3	CONSTRUCTION OF PLAN	63
8.4	GENDER AND NUMBER	63
8.5	LEGAL ACTION	63
8.6	PROHIBITION AGAINST DIVERSION OF FUNDS	63
8.7	BONDING	64
8.8	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE	64
8.9	RECEIPT AND RELEASE FOR PAYMENTS	64
8.10	ACTION BY THE EMPLOYER	64
8.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	64
8.12	HEADINGS	65
8.13	APPROVAL BY INTERNAL REVENUE SERVICE	65
8.14	UNIFORMITY	65
	ARTICLE IX
	PARTICIPATING EMPLOYERS
9.1	ADOPTION BY OTHER EMPLOYERS	66
9.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	66
9.3	DESIGNATION OF AGENT	66
9.4	EMPLOYEE TRANSFERS	66
9.5	DISCONTINUANCE OF PARTICIPATION	66
9.6	ADMINISTRATOR’S AUTHORITY	67

EXHIBIT A	LIST OF PARTICIPATING EMPLOYERS	A-1
EXHIBIT B	PREDECESSOR SERVICE	B-1
APPENDIX

PREAMBLE

     The ACS Savings Plan, formerly the Affiliated Computer Services, Inc. Savings Plan, originally effective as of January 1, 1989, is hereby amended and restated in its entirety, as of July 1, 2004, except as otherwise provided. The Plan, as amended and restated hereby, is intended to qualify as a profit sharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the benefit of eligible employees and their beneficiaries.

     Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Participant Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.

     Since the last amendment and restatement of the Plan effective July 1, 2001, the following plans have merged into and become a part of this Plan:

     ACS Government Systems Savings Plan for Former Employees of SCT

     Birch & Davis Profit Sharing Plan

     Computer Systems Development, Inc. 401(k) Plan

     Pace Group, Inc. 401(k) Plan

     State Healthcare, LLC Profit Sharing and 401(k) Plan f/k/a Consultec, Inc. Profit Sharing and 401(k) Plan

     Peter Martin Associates, Inc. 401(k) Plan

     CyberRep, Inc. 401(k) Plan

     Excel Alternatives, Inc. 401(k) Plan

     Concera Corporation Tax Sheltered Retirement Plan

     ACS Business Process Solutions Savings Plan

     ACS Shared Services Savings Plan

     Outsourced Administrative Systems, Inc. 401(k) Plan

     Unclaimed Property Recovery & Reporting, Inc. 401(k) Plan

     Each such plan and those plans merged into the Plan prior to July 1, 2001 shall be referred to as a “Predecessor Plan” for purposes of this Plan.

ARTICLE I
DEFINITIONS

     1.1 “ACS Stock Fund” means the fund relating to the Plan consisting primarily of Affiliated Computer Services, Inc. Class A common stock, par value $0.01 per share.

     1.2 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.3 “Administrator” means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

     1.4 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.5 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 7.2.

     1.6 “Anniversary Date” means December 31st.

     1.7 “Annuity Starting Date” means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity or any other form.

     1.8 “Beneficiary” means the person to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 5.2 and 5.6.

     1.9 “Catch-Up Contribution” means an additional Pre-Tax Contribution permitted to be made by a Participant who has attained or will attain the age of 50 by the end of the Plan Year.

     1.10 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     1.11 “Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

          For purposes of this Section, the determination of Compensation shall be made by:

     (a) excluding bonuses (except in the case of employees employed by ACS Defense, LLC, ACS Enterprise Solutions, Inc., ACS Government Systems, Inc. and ACS State Healthcare, LLC),

     (b) including amounts which are contributed by the Employer pursuant to a Pre-Tax Contribution election and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions, and for Plan Years beginning on and after January 1, 2001 amounts otherwise excluded from income pursuant to Code Section 132(f)(4).

          For a Participant’s initial year of participation, Compensation shall be recognized for the entire Plan Year.

Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

          For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

          If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

          The definition of “Compensation” may differ between Participating Employers. See the Appendix for the definition of “Compensation” pertaining to each respective “Participating Employer.”

     1.12 “Contract” or “Policy” means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

     1.13 “Designated Investment Alternative” means a specific investment identified by name by a Fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction by a Participant.

     1.14 “Directed Investment Option” means one or more of the following:

     (a) a Designated Investment Alternative,

     (b) any other investment permitted by the Plan and acquired or disposed of by the Trustee pursuant to the investment direction of a Participant.

     1.15 “Early Retirement Date” means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 10 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

          A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

     1.16 “Elective Contribution” means the Employer contributions to the Plan made pursuant to Section 4.2 excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a). In addition, any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6(b) which is used to satisfy the “Actual Deferral Percentage” tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the “Actual Deferral Percentage” tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

     1.17 “Eligible Employee” means any Employee, but excluding:

     (a) Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2);

     (b) Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties unless such agreement expressly provides for coverage in this Plan; and

     (c) Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

          Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically been designated as Participating Employers.

     1.18 “Employee” means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

     1.19 “Employer” means Affiliated Computer Services, Inc., any successor which shall maintain this Plan and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of Texas. In addition, where appropriate, the term

“Employer” shall include any “Participating Employer” (as discussed in Article 9) which shall adopt this Plan. As of the Effective Date, the Participating Employers designated to participate hereunder are identified in Exhibit A which Exhibit A may be amended from time to time by the Employer’s Senior Vice-President of Human Resources.

     1.20 “Employer Contribution” means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant’s deferral election provided for in Section 4.2 and any Qualified Non-Elective Contribution used in the “Actual Deferral Percentage” tests.

     1.21 “Employer Contribution Account” means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Employer Contributions.

          A separate accounting shall be maintained with respect to that portion of the Employer Contribution Account attributable to Employer matching contributions made pursuant to Section 4.1(b), Employer discretionary contributions made pursuant to Section 4.1(c) and any Employer Qualified Non-Elective Contributions.

     1.22 “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios).

     1.23 “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the “Actual Deferral Percentage” tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.9(b).

     1.24 “Excess Pre-Tax Contribution” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Pre-Tax Contributions and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Pre-Tax Contributions shall be treated as an “annual addition” pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year. Additionally, for purposes of Sections 7.2 and 4.4(f), Excess Pre-Tax Contributions shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Pre-Tax Contributions of Non-Highly Compensated Participants are not taken into account for purposes of Section 4.5(a) to the extent such Excess Pre-Tax Contributions occur pursuant to Section 4.2(d).

     1.25 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

     1.26 “Fiscal Year” means the Employer’s accounting year of 12 months commencing on July 1st of each year and ending the following June 30th.

     1.27 “Forfeiture” means that portion of an Employer Contribution Account that is not Vested, and occurs on the earlier of:

     (a) the date of distribution of the entire Vested portion of a Terminated Participant’s Employer Contribution Account, or

     (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

          Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 5.4(h)(2). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

     1.28 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

     1.29 “415 Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

          For purposes of this Section, the determination of “415 Compensation” shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125 or 457.

          If, in connection with the adoption of this amendment and restatement, the definition of “415 Compensation” has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, “415 Compensation” means compensation determined pursuant to the Plan then in effect.

          The provisions of the second paragraph of this Section 1.29, providing that “415 Compensation” shall include elective deferrals (as described in Code Section 402(g)(3)) and amounts otherwise excluded from gross income by reason of Code Sections 125 or 457, shall apply with respect to all Plan Years beginning on or after January 1, 1997; and furthermore shall apply not only under this Section 1.29, but, effective as of January 1, 1997, shall apply with respect to all other Sections of the Plan that incorporate “415 Compensation” by reference. All prior restatements of the Plan, or any other plan merged into this Plan in effect on or after January 1, 1997 are deemed amended in accordance with the preceding sentence, effective as of January 1, 1997. Effective as of January 1, 2001, “415 Compensation” shall furthermore include any amount otherwise excluded from gross income pursuant to Section 132(f)(4) of the Internal Revenue Code. The preceding sentence shall apply with respect to any prior restatement of the Plan, or any other plan merged into this Plan in effect on or after January 1, 2001. The provisions of this fourth paragraph of Section 1.29 shall apply, notwithstanding the provisions of the preceding paragraph hereof, and notwithstanding any other provision in the Plan or any prior restatement that would purport to preclude the retroactive application of the amendment effected hereby.

     1.30 “414(s) Compensation” with respect to any Participant means such Participant’s “415 Compensation” paid during a Plan Year. The amount of “414(s) Compensation” with respect to any Participant shall include “414(s) Compensation” for the entire twelve (12) month period ending on the last day of such Plan Year.

          For purposes of this Section, the determination of “414(s) Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a Pre-Tax Contribution election and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

          “414(s) Compensation” in excess of $200,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the “414(s) Compensation” limit shall be an amount equal to the “414(s) Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

          If, in connection with the adoption of this amendment and restatement, the definition of “414(s) Compensation” has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, “414(s) Compensation” means compensation determined pursuant to the Plan then in effect.

     1.31 “Highly Compensated Employee” means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the “determination year” and is in one or more of the following groups:

     (a) Employees who at any time during the “determination year” or “look-back year” were “five percent owners” as defined in Section 1.36(b).

     (b) Employees who received “415 Compensation” during the “look-back year” from the Employer in excess of $80,000 (as adjusted pursuant to Code Section 414(q)(1)). In determining who are Highly Compensated Employees for any Plan Year beginning on or after January 1, 1997, the election described in Code Section 414(q)(1)(B)(ii) (relating to the Top Paid Group) shall not apply.

          The “determination year” shall be the Plan Year for which testing is being performed, and the “look-back year” shall be the immediately preceding twelve-month period.

          For purposes of this Section, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a Pre-Tax Contribution election and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the “look-back year” begins.

          Notwithstanding anything to the contrary, the Plan is deemed amended to provide that the family aggregation rules under Code Section 414(q)(6) (as in effect on December 31, 1996), shall not apply with respect to Plan Years beginning on or after January 1, 1997. Furthermore to the extent not specified in any prior restatement of the Plan, or any other plan merged into this Plan in effect on or after January 1, 1997, such restatement is hereby deemed amended in the same respect, effective as of January 1, 1997. The definition of “Highly Compensated Employee” as contained in this Section 1.31 shall apply with respect to all Plan Years beginning on or after January 1, 1997. Such definition shall furthermore apply with respect to any prior restatement of the Plan, or any other plan merged into this Plan in effect on or after January 1, 1997, and all such prior restatements are hereby deemed amended in such respect.

     1.32 “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the Plan.

     1.33 “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

          Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          Notwithstanding the foregoing, service for salaried Participants will be determined on the basis of semi-monthly or bi-weekly payroll periods. A salaried Participant will be credited with 95 Hours of Service for each semi-monthly period or 45 Hours of Service for each weekly period in which an Employee is paid or entitled to payment for at least one Hour of Service.

          For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

          For purposes of determining satisfaction of the initial eligibility service requirements for discretionary matching contributions on and after January 1, 2004, the definition of “Hour of Service” as provided under Section 3.7 shall apply.

     1.34 “Income” means the income or losses allocable to Excess Pre-Tax Contributions, Excess Contributions or Excess Aggregate Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(e).

     1.35 “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.36 “Key Employee” means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the “Determination Date,” has been included in one of the following categories:

     (a) an officer of the Employer having an annual compensation greater than $130,000, as adjusted pursuant to Code Section 416(i)(l)(A).

     (b) a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

     (c) a “one percent owner” of the Employer having an annual “415 Compensation” from the Employer of more than $150,000. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has “415 Compensation” of more than $150,000, “415 Compensation” from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

          For purposes of this Section, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a Pre-Tax Contribution election and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

     1.37 “Leased Employee” means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

     (a) if such employee is covered by a money purchase pension plan providing:

(1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a Pre-Tax Contribution election and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

(2) immediate participation; and

(3) full and immediate vesting.

     (b) if Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

          The definition of “Leased Employee” as contained in this Section 1.37 shall apply with respect to all Plan Years beginning on or after January 1, 1997. Such definition shall furthermore apply with respect to any prior restatement of the Plan, or any other plan merged into this Plan in effect on or after January 1, 1997, and all such prior restatements are hereby deemed amended in such respect.

     1.38 “Named Fiduciary” or “Named Fiduciaries” means the Employer, the Administrator and the Trustee.

     1.39 “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee. However, for the Plan Year prior to the first Plan Year of this amendment and restatement, for the purposes of Section 4.5(a) and Section 4.6, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of highly compensated employee in effect for the preceding Plan Year.

     1.40 “Non-Key Employee” means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

     1.41 “Normal Retirement Age” means the Participant’s 65th birthday. A Participant shall become fully Vested in his Employer Contribution Account upon attaining his Normal Retirement Age.

     1.42 “Normal Retirement Date” means the first day of the month coinciding with or next following the Participant’s Normal Retirement Age.

     1.43 “1-Year Break in Service” or “One Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

          “Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

          A “maternity or paternity leave of absence” means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed 501.

          For purposes of determining satisfaction of the initial eligibility service requirements for discretionary matching contributions on and after January 1, 2004, the definition of “One Year Break in Service” provided under Section 3.9(b) shall apply.

     1.44 “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

     1.45 “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Contribution Account and Employer Contribution Account. After-Tax Contributions will be included, if applicable, in the total aggregate amount of each Participant’s Elective Contribution Account and Employer Contribution Account.

     1.46 “Participant’s Elective Contribution Account” means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the “Actual Deferral Percentage” tests. A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Contribution Account attributable to such Elective Contributions pursuant to Section 4.2 and any Employer Qualified Non-Elective Contributions.

     1.47 “Participating Employer” means those employers identified on Exhibit A and such Exhibit A may be amended from time to time by the Employer, the Employer’s Benefits Administration Committee (the “Benefits Committee”) or the Senior Vice-President of Human Resources.

     1.48 “Plan” means this instrument, including all amendments thereto.

     1.49 “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st.

     1.50 “Pre-Retirement Survivor Annuity” means a death benefit which is an immediate annuity for the life of the Participant’s spouse the payments under which must be equal to the amount of benefit which can be purchased with the accounts of a Participant.

     1.51 “Pre-Tax Contribution” with respect to any Participant means the amount of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a).

     1.52 “Qualified Non-Elective Contribution” means any Employer contributions made pursuant to Section 4.6(b) and Section 4.8(f). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests.

     1.53 “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

     1.54 “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date or Early Retirement Date (see Section 5.1).

     1.55 “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

     1.56 “Top Heavy Plan” means a plan described in Section 7.2(a).

     1.57 “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

     1.58 “Top Paid Group” means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of “415 Compensation” (determined for this purpose in accordance with Section 1.28) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

     (a) Employees with less than six (6) months of service;

     (b) Employees who normally work less than 17 1/2 hours per week;

     (c) Employees who normally work less than six (6) months during a year; and

     (d) Employees who have not yet attained age 21.

          In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

          The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

     1.59 “Total and Permanent Disability” means the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last throughout a continuous period of at least 12 months.

     1.60 “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

     1.61 “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

     1.62 “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

     1.63 “Valuation Date” means any day during the Plan Year that the Trustee, any transfer agent appointed by the Trustee or the Employer and any stock exchange used by such agent are open for business.

     1.64 “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

     1.65 “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

          For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

          The computation period shall be the Plan Year if not otherwise set forth herein.

          Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

          Years of Service with Predecessor Employers identified in Exhibit B, which Exhibit B may be amended from time to time by the Employer, the Benefits Committee or the Employer’s Senior Vice-President of Human Resources, shall be recognized for purposes of this Plan.

          Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II
ADMINISTRATION

     2.1 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

     (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

     (b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

     (c) The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

     (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

     2.2 DESIGNATION OF ADMINISTRATIVE AUTHORITY

          The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

     2.3 POWERS AND DUTIES OF THE ADMINISTRATOR

          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

          The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

     (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

     (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

     (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

     (d) to maintain all necessary records for the administration of the Plan;

     (e) the discretion to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

     (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

     (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

     (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

     (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

     (j) to act as the Named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with ERISA Section 404(c), including but not limited to the receipt and transmitting of Participant’s directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

     (k) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

     2.4 RECORDS AND REPORTS

          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

     2.5 APPOINTMENT OF ADVISERS

          The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.

     2.6 PAYMENT OF EXPENSES

          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

     2.7 CLAIMS PROCEDURE

          The Administrator, or a party designated by the Administrator, shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits in accordance with the terms of the Plan, and its decisions on such matters are final and conclusive. As a result, benefits under this Plan will be paid only if the Administrator decides in its discretion that the Participant (or other claimant) is entitled to them. The Administrator’s discretionary authority is intended to be absolute, and in any case where the extent of this discretion is in question, the Administrator is to be accorded the maximum discretion possible. Any exercise of this discretionary authority shall be reviewed by a court under the arbitrary and capricious standard (i.e., the abuse of discretion standard).

          Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days (the “initial period”) after the application is filed, unless special circumstances require an extension of time for processing the claim and written notice or electronic notice of such extension, the reasons therefore and the expected date by which the Administrator will make its determination is given to the claimant prior to the end of the 90-day period. In no event shall such extension exceed 90 days from the end of the initial period.

          In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

     2.8 CLAIMS REVIEW PROCEDURE

          Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.7 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for further review. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.7. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the request for further review (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

     2.9 CLAIMS REVIEW RELATING TO DISABILITY

          If a claim for benefits is based on a determination of disability by the Administrator, such claim for disability-based benefits will be processed within 45 days of receipt unless the application is incomplete. The Administrator will notify the claimant or the claimant’s representative within the initial 45-day period if the application is incomplete.

          If the Administrator needs additional information, the initial 45-day period will be suspended. When the information is received, the Administrator has the remainder of the 45-day period to process the application.

          In unusual circumstances, the Administrator may extend the initial 45-day period to process the application by up to two 30-day extensions. If it does so, the claimant will be notified in writing of the first extension before the end of the first 45-day period. The claimant will be notified of the second extension before the end of the first 30-day extension period. If the Administrator is waiting for information from a claimant during a 30-day extension, the period during which it must wait is not counted toward the 30 days.

     If the initial application for disability-based benefits is denied in whole or in part, the Administrator will provide the claimant with a written explanation of the denial and the claimant’s right to have the denial appealed. The explanation also will describe any other information or material that the claimant can provide that on appeal may result in a reversal of the denial.

     The claimant may then submit a written request for reconsideration of the claim within 180 days after the denial. Any such request should be accompanied by documents or records that support the appeal and should be sent to the Administrator.

     The Administrator will consult with vocational and medical experts in deciding the appeal for technical advice and opinions on claim appeals when appropriate.

     The Administrator will make a final claim determination within 45 days of its receipt of the request for an appeal of the initial denial. If the Administrator needs additional information to process the appeal, it will notify the claimant or the claimant’s representative and request the information. While the Administrator waits for the information, the 45-day period will be suspended.

     When the information is received, the Administrator has the remainder of the original 45-day period to process the appeal. In special circumstances, the Administrator may extend the original 45-day period. The claimant will be notified in writing of the extension before the end of the original 45-day period. The period for processing the appeal may not exceed 90 days (not including the time the Administrator waits for information it requests from the claimant).

ARTICLE III
ELIGIBILITY

     3.1 CONDITIONS OF ELIGIBILITY

          Any Eligible Employee shall be eligible to participate hereunder on the date of his employment with the Employer. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan and any Employee who was a participant in a Predecessor Plan prior to the effective date of this amendment and restatement shall become a Participant in this Plan on the effective date.

     3.2 EFFECTIVE DATE OF PARTICIPATION

          An Eligible Employee shall become a Participant effective as of the first day such Employee met the eligibility requirements of Section 3.1, or as soon thereafter as administratively feasible, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

          In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately, or as soon thereafter as administratively feasible, if such Employee would have otherwise previously become a Participant.

     3.3 DETERMINATION OF ELIGIBILITY

          The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.8.

     3.4 TERMINATION OF ELIGIBILITY

     (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Employer Contribution Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund and be subject to the provisions of Section 4.12.

     (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

     3.5 INITIAL ELIGIBILITY SERVICE REQUIREMENTS FOR DISCRETIONARY MATCHING CONTRIBUTIONS

          All Eligible Employees hired, rehired or transferred to the Employer on or after January 1, 2004, must complete an initial one-year period of service to be eligible to receive discretionary matching contributions under the Plan. Eligible Employees shall receive credit for prior service with the Employer, or such other employer as may be designated by the Employer, the Benefits Committee or the Senior Vice-President of Human Resources in an amendment to Exhibit B and shall be made in a manner not more favorable to Highly Compensated Employees.

          This Section is effective on and after January 1, 2004.

     3.6 ENTRY DATE TO RECEIVE DISCRETIONARY MATCHING CONTRIBUTIONS

          Eligible Employees described in Section 3.5 who have from the time period beginning with their employment commencement date (the date on which an Employee first performs an Hour of Service) completed an initial one-year period of service, will be eligible to participate in the discretionary matching contribution portion of the Plan the first pay period not closed to changes (or the first full pay period for those receiving the ACS State & Local Solutions, Inc. benefit structure) immediately following the date the Eligible Employee completes the initial one-year period of service or as soon as administratively feasible thereafter.

          Each Eligible Employee described in the above paragraph will share in discretionary matching contributions for the period beginning on the date the Eligible Employee commences participation in the discretionary matching contribution portion of the Plan and ending on the date on which such Eligible Employee severs employment with the Employer or is no longer an Eligible Employee as defined in the Plan.

          This Section is effective on and after January 1, 2004.

     3.7 INITIAL ELIGIBILITY SERVICE REQUIREMENTS FOR DISCRETIONARY PROFIT SHARING CONTRIBUTIONS APPLICABLE TO CERTAIN EMPLOYEES DESIGNATED TO RECEIVE THE ACS STATE & LOCAL SOLUTIONS, INC. BENEFIT STRUCTURE

          Eligible Employees who are hired, rehired or transferred to the Employer on or after January 1, 2004 and who are designated to receive the ACS State & Local Solutions, Inc. benefit structure must complete an initial one-year period of service to be eligible to receive discretionary profit sharing contributions under the plan. Eligible Employees shall receive credit for prior service with the Employer, or such other employer as may be designated by the Employer, the Benefits Committee or the Senior Vice-President of Human Resources in an amendment to Exhibit B and shall be made in a manner not more favorable to Highly Compensated Employees.

          This Section is effective on and after January 1, 2004.

     3.8 ENTRY DATE TO RECEIVE DISCRETIONARY PROFIT SHARING CONTRIBUTIONS APPLICABLE TO CERTAIN EMPLOYEES DESIGNATED TO RECEIVE THE ACS STATE & LOCAL SOLUTIONS, INC. BENEFIT STRUCTURE

          Eligible Employees described in Section 3.7 who have from the time period beginning with their employment commencement date (the date on which an Employee first performs an Hour of Service) completed an initial one-year period of service, will be eligible to participate in the discretionary profit sharing contribution portion of the Plan the first full pay period immediately following the date the Eligible Employee completes the initial one-year period of service or as soon as administratively feasible thereafter.

          Each Eligible Employee described in the above paragraph will share in discretionary profit contributions for the period beginning on the date the Eligible Employee commences participation in the discretionary profit sharing contribution portion of the Plan and ending on the date on which such Eligible Employee severs employment with the Employer or is no longer an Eligible Employee as defined in the Plan.

          This Section is effective on and after January 1, 2004.

     3.9 DEFINITIONS APPLICABLE IN DETERMINING SATISFACTION OF THE INITIAL ELIGIBILITY SERVICE REQUIREMENTS FOR DISCRETIONARY MATCHING CONTRIBUTIONS AND DISCRETIONARY PROFIT SHARING CONTRIBUTIONS APPLICABLE TO CERTAIN EMPLOYEES DESIGNATED TO RECEIVE THE ACS STATE & LOCAL SOLUTIONS, INC. BENEFIT STRUCTURE

          For purposes of Sections 3.5, 3.6, 3.7, 3.8 and this Section 3.9, and for purposes of determining satisfaction of the initial eligibility service requirements for discretionary matching contributions on and after January 1, 2004, the following definitions shall apply:

     (a) An “Hour of Service” shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

          For purposes of determining an Eligible Employee’s initial eligibility to receive discretionary matching contributions, an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a One Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

          A period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise absent from service.

          In the case of an individual who is absent from work for maternity or paternity reasons, as further defined in the “One Year Break in Service” definition provided below, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break in Service.

          If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code section 414(n) or 414(o) to be considered an Employee of any Employer aggregated under Code section 414(b), (c) or (m).

     (b) A “One Year Break in Service” is a period of severance of at least 12-consecutive months. A period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

          This Section is effective on and after January 1, 2004.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

     4.1 FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

     The Employer shall contribute to the Plan:

     (a) For each payroll period, the amount of the total Pre-Tax Contribution elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Elective Contribution.

     (b) For each payroll period, a discretionary matching contribution equal to a uniform percentage of each such Participant’s Pre-Tax Contribution, the exact percentage, if any, to be determined each year by the Employer, which amount, if any, shall be deemed an Employer Contribution. Except, however, in applying the discretionary matching percentage for Employees of Affiliated Computer Services, Inc., only Pre-Tax Contribution elections up to 6% of payroll period Compensation shall be considered. See the Appendix for the discretionary matching percentage applicable to other Participants under the Plan.

     (c) For each Plan Year, a discretionary amount, which amount, if any, shall be deemed an Employer Contribution.

     (d) For each Plan Year, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution.

     All discretionary matching contributions by the Employer shall be made in cash or invested directly in the ACS Stock Fund. However, Participants may redirect their discretionary matching contribution into another investment option in the Plan without restriction after each discretionary matching contribution is made.

     4.2 PARTICIPANT’S PRE-TAX CONTRIBUTION ELECTION

     (a) Each Participant may elect to defer from 1% to 18% (1% to 30% for certain employees formerly employed by Motorola, Inc.) of his eligible Compensation which would have been received in the payroll period, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant made such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), or 402(h)(1)(B).

     All Employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained or will attain age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

     (b) The balance in each Participant’s Elective Contribution Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

     (c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Contribution Account may not be distributable (including any offset of loans) earlier than:

(1) a Participant’s severance from employment, Total and Permanent Disability, or death;

(2) a Participant’s attainment of age 59 1/2;

(3) the termination of the Plan without the establishment or existence of a “successor plan,” as that term is described in Regulation 1.401(k)-1(d)(3); or

(4) the proven financial hardship of a Participant, subject to the limitations of Section 5.11.

     (d) For each Plan Year, a Participant’s Pre-Tax Contribution made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

     No Participant shall be permitted to have Pre-Tax Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 4.2(a) of the Plan and Code Section 414(v), if applicable.

     (e) In the event a Participant has received a hardship distribution from his Participant’s Elective Contribution Account pursuant to Section 5.11(b) or pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Pre-Tax Contributions contributed to the Plan on his behalf for a period of six (6) months following the receipt of the distribution.

     (f) If a Participant’s elective deferrals under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that his Pre-Tax Contribution under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Any distribution of less than the entire amount of Excess Pre-Tax Contributions and Income shall be treated as a pro rata distribution of Excess Pre-Tax Contributions and Income. The amount distributed shall not exceed the Participant’s Pre-Tax Contributions under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1) the distribution must be made after the date on which the Plan received the Excess Pre-Tax Contribution;

(2) the Participant shall designate the distribution as Excess Pre-Tax Contributions; and

(3) the Plan must designate the distribution as a distribution of Excess Pre-Tax Contributions.

          Any distribution made pursuant to this Section 4.2(f) shall be made first from unmatched Pre-Tax Contributions and, thereafter, from Pre-Tax Contributions which are matched. Matching contributions which relate to such Pre-Tax Contributions shall be forfeited.

     (g) Notwithstanding Section 4.2(f) above, a Participant’s Excess Pre-Tax Contribution shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

     (h) Elective Contributions made pursuant to this Section may be invested in money market certificates or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

     (i) The Employer and the Administrator shall implement the Pre-Tax Contribution elections provided for herein in accordance with the following:

(1) A Participant can make his initial Pre-Tax Contribution election at any time after entering the Plan pursuant to Section 3.2. The Participant shall make a Pre-Tax Contribution election in accordance with the administrative procedures of the Plan. Such election shall initially be effective beginning with the pay period following the acceptance of the Pre-Tax Contribution election by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(2) A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election in accordance with the administrative procedures of the Plan. New elections will become effective as soon as administratively feasible. Any modification shall not have retroactive effect and shall remain in force until revoked.

(3) A Participant may elect to prospectively revoke his Pre-Tax Contribution election in its entirety at any time during the Plan Year by providing the Administrator with notice of such revocation in accordance with the administrative procedures of the Plan. Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any Pre-Tax Contribution election then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

     4.3 TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

          The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year. However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets, but in any event no later than the fifteenth (15) business day of the month following the month during which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant’s Elective Contribution Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

     4.4 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

     (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Valuation Date or Anniversary Date, as applicable, all amounts allocated to each such Participant as set forth herein.

     (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each payroll period or Plan Year, as applicable. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1) With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant’s Elective Contribution Account in an amount equal to each such Participant’s Pre-Tax Contribution every payroll period.

(2) With respect to the Employer Contribution made pursuant to Section 4.1(b), to each Employer Contribution Account in accordance with Section 4.1(b) every payroll period.

Any Participant actively employed during the payroll period who has otherwise satisfied the requirements of Section 3.8 shall be eligible to share in the matching contribution for the payroll period.

(3) With respect to the Employer Contribution made pursuant to Section 4.1(c), to each Employer Contribution Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year, as of every Anniversary Date; except that this provision shall not apply to certain Participants receiving the ACS State & Local Solutions, Inc. benefit structure.

With respect to Employer Contributions made pursuant to Section 4.1(c), (excluding discretionary contributions as defined in Section 4.1(b)) only Participants who are actively employed on the last day of the Plan Year or who complete more than 500 Hours of Service during the Plan Year prior to terminating employment shall be eligible to share in the discretionary contribution for the year. Furthermore, with respect to discretionary contributions made pursuant to Section 4.1(c), in determining whether a Participant has completed more than 500 Hours of Service during a short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year. Notwithstanding the foregoing, this subsection shall not apply to certain Participants receiving the ACS State & Local Solutions, Inc. benefit structure.

     (c) Forfeitures shall be used to pay administrative expenses of the Plan, reduce discretionary matching contributions and profit sharing contributions made by the Employer under the Plan and reduce the reinstatement of forfeitures under the Plan.

     (d) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(f) if eligible pursuant to the provisions of Section 4.4(h).

     (e) As of each Valuation Date, each Participant’s Combined Account shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

          Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

     (f) Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation such Non-Key Employee’s Pre-Tax Contributions needed to satisfy the “Actual Contribution Percentage” tests pursuant to Section 4.7(a) shall not be taken into account. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan. Effective for Plan Years beginning after December 31, 2001, Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

          However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

     (g) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

     (h) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

     (i) For the purposes of this Section, “415 Compensation” shall be limited to $200,000. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

     (j) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

(1) one account for nonforfeitable benefits attributable to pre-break service; and

(2) one account representing his status in the Plan attributable to post-break service.

     4.5 ACTUAL DEFERRAL PERCENTAGE TESTS

     (a) Maximum Annual Allocation: For each Plan Year beginning after December 31, 1996, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Contribution Account shall satisfy one of the following tests:

(1) The “Actual Deferral Percentage” for the Highly Compensated Participant group shall not be more than the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 1.25, or

(2) The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of his Elective Contributions and Employer matching contributions reduced pursuant to Section 4.6(a) and Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the preceding paragraph shall not apply for Plan Years beginning after December 31, 2001.

     (b) For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant’s Elective Contribution Account for such Plan Year, to such Participant’s “414(s) Compensation” for such Plan Year. The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Contribution Account shall be reduced by Excess Pre-Tax Contributions to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

          Notwithstanding the above, if the prior year test method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

     (c) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

          Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

     (d) If the Plan uses the prior year testing method, the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a “Plan Coverage Change” that becomes effective during the testing year, then the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the prior year is the “Weighted Average Of The Actual Deferral Percentages For The Prior Year

Subgroups.” Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all “Prior Year Subgroups” are from a single “Prior Year Subgroup,” then in determining the “Actual Deferral Percentage” for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the “Actual Deferral Percentage” for Non-Highly Compensated Participants for the prior year under which that single “Prior Year Subgroup” was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

(1) “Plan Coverage Change” means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(l), (iii) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)-1(g)(11), or (iv) a combination of any of the foregoing.

(2) “Prior Year Subgroup” means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(k) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

(3) “Weighted Average Of The Actual Deferral Percentages For The Prior Year Subgroups” means the sum, for all prior year subgroups, of the “Adjusted Actual Deferral Percentages.”

(4) “Adjusted Actual Deferral Percentage” with respect to a prior year subgroup means the Actual Deferral Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

     (e) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Any adjustment to the Non-Highly Compensated Participant actual deferral ratio for the prior year shall be made in accordance with Internal Revenue

Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (e) only if they have the same plan year. Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

          Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

     (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

     (g) For the purpose of this Section, when calculating the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

     4.6 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

          In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a) for Plan Years beginning after December 31, 1996, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

     (a) Within twelve (12) months after the end of the Plan Year, the Highly Compensated Participant having the largest amount of Elective Contributions shall have a portion of his Elective Contributions distributed to him until the total amount of Excess Contributions has been distributed, or until the amount of his Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Pre-Tax Contributions previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

(1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(ii) shall be adjusted for Income;

(iii) shall be adjusted for gain or loss for the period between the end of the Plan Year and the date of distribution (the “gap period”); and

(iv) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

(2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(3) Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

     (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of certain Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant’s Elective Contribution Account of the Non-Highly Compensated Participants having the lowest Compensation, until one of the tests set forth in Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” which for purposes of this Section shall equal the lesser of (1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one hundred percent (100%) of the Participant’s “415 compensation” for such “limitation year.” If one of the tests set forth in Section 4.5(a) has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” pursuant to this Section. This process shall continue until one of the tests set forth in Section 4.5(a) has been satisfied.

          However, if the prior year testing method is used, the special Qualified Non-Elective Contribution shall be contributed in the testing year and allocated in the prior Plan Year to the Participant’s Elective Contribution Account on behalf of the Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year having the lowest Compensation for the prior Plan Year, until one of the tests set forth in Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” pursuant to this Section. If one of the tests set forth in Section 4.5(a) has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation for the prior Plan Year shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.5(a) is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” pursuant to this Section. This process shall continue until one of the tests set forth in Section 4.5(a) has been satisfied. Such contribution shall be made by the Employer prior to the end of the current Plan Year.

          Notwithstanding the above, for Plan Years beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

     (c) If during a Plan Year the projected aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant’s deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

     (d) The provisions of this Section 4.6 shall apply under any prior restatement of the Plan, or any other plan merged into this Plan in effect after December 31, 1996, and all such restatements are deemed amended to incorporate such provisions, notwithstanding any provisions to the contrary.

     4.7 ACTUAL CONTRIBUTION PERCENTAGE TESTS

     (a) The “Actual Contribution Percentage” for the Highly Compensated Participant group shall not exceed the greater of:

(1) 125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group); or

(2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of his Elective Contributions and Employer matching contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.8(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the last two sentences of the preceding paragraph shall not apply for Plan Years beginning after December 31, 2001.

     (b) For the purposes of this Section and Section 4.8, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group rounded to the nearest one-hundredth of one percent) of:

(1) the sum of Employer matching contributions made pursuant to Section 4.1(b) on behalf of each such Participant for such Plan Year; to

(2) the Participant’s “414(s) Compensation” for such Plan Year.

          Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.7(a), the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

     (c) For purposes of determining the “Actual Contribution Percentage”, only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1(b) allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

     (d) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections

401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (e) only if they have the same plan year. Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

          Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

     (e) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

     (f) For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) or voluntary employee contributions (whether or not voluntary employee contributions are made) allocated to his account for the Plan Year.

          Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) or voluntary employee contributions (whether or not voluntary employee contributions are made) allocated to his account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

     (g) If the Plan uses the prior year testing method, the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group is determined without regard to changes in the group of Non-Highly Compensated Participants who are eligible under the Plan in the testing year. However, if the Plan results from, or is otherwise affected by, a “Plan Coverage Change” that becomes effective during the testing year, then the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the prior year is the “Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups.” Notwithstanding the above, if ninety (90) percent or more of the total number of Non-Highly Compensated Participants from all “Prior Year Subgroups” are from a single “Prior Year Subgroup,” then in determining the “Actual Contribution Percentage” for the Non-Highly Compensated Participants for the prior year, the Employer may elect to use the “Actual Contribution Percentage” for Non-Highly Compensated Participants for the prior year under which that single “Prior Year Subgroup” was eligible, in lieu of using the weighted averages. For purposes of this Section the following definitions shall apply:

(1) “Plan Coverage Change” means a change in the group or groups of eligible Participants on account of (i) the establishment or amendment of a plan, (ii) a plan merger, consolidation, or spinoff under Code Section 414(l), (iii) a change in the way plans within the meaning of Code Section 414(l) are combined or separated for purposes of Regulation 1.401(k)-1(g)(11), or (iv) a combination of any of the foregoing.

(2) “Prior Year Subgroup” means all Non-Highly Compensated Participants for the prior year who, in the prior year, were eligible Participants under a specific Code Section 401(m) plan maintained by the Employer and who would have been eligible Participants in the prior year under the plan tested if the plan coverage change had first been effective as of the first day of the prior year instead of first being effective during the testing year.

(3) “Weighted Average Of The Actual Contribution Percentages For The Prior Year Subgroups” means the sum, for all prior year subgroups, of the “Adjusted Actual Contribution Percentages.”

(4) “Adjusted Actual Contribution Percentage” with respect to a prior year subgroup means the Actual Contribution Percentage for Non-Highly Compensated Participants for the prior year of the specific plan under which the members of the prior year subgroup were eligible Participants, multiplied by a fraction, the numerator of which is the number of Non-Highly Compensated Participants in the prior year subgroup and the denominator of which is the total number of Non-Highly Compensated Participants in all prior year subgroups.

     (h) For the purpose of this Section, when calculating the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

     4.8 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

     (a) In the event (or if it is anticipated) that the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest amount of contributions determined pursuant to Section 4.7(b)(2), his Vested portion of such contributions (and Income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and Income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until his remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(2) of the Highly Compensated Participant having the second largest amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

     If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Employer Contribution Account attributable to Employer matching contributions after the correction shall be subject to Section 5.5(d), as applicable.

     (b) Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

     (c) Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

     (d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

     (e) If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

     (f) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of certain Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Employer Contribution Account of the Non-Highly Compensated Participants having the lowest Compensation, until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” which for purposes of this section shall equal the lesser of (1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one hundred percent (100%) of the Participant’s “415 Compensation” for such “limitation year.” If one of the tests set forth in Section 4.7 has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” pursuant to this Section. This process shall continue until one of the tests set forth in Section 4.7 has been satisfied. A separate accounting of any special Qualified Non-Elective Contribution shall be maintained in the Employer Contribution Account.

          However, if the prior year testing method is used, the special Qualified Non-Elective Contribution shall be contributed in the testing year and allocated in the prior Plan Year to the Employer Contribution Account on behalf of each Non-Highly Compensated Participant who was employed by the Employer on the last day of the prior Plan Year having the lowest Compensation for the prior Plan Year, until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” pursuant to this Section. If one of the tests set forth in Section 4.7 has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation for the prior Plan Year shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.7 is satisfied, or until such Non-Highly Compensated Participant has received his maximum “annual addition” pursuant to this Section. This process shall continue until one of the tests set forth in Section 4.7 has been satisfied. Such contribution shall be made by the Employer prior to the end of the current Plan Year. A separate accounting of any special Qualified Non-Elective Contributions shall be maintained in the Employer Contribution Account.

          Notwithstanding the above, for Plan Years beginning after December 31, 1998, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

     (g) The provisions of this Section 4.8 shall apply under any prior restatement of the Plan, or any other plan merged into this Plan in effect after December 31, 1996, and all such restatements are deemed amended to incorporate such provisions, notwithstanding any provisions to the contrary.

     4.9 MAXIMUM ANNUAL ADDITIONS

     (a) Except to the extent permitted by Section 4.2(a) of the Plan and Code Section 414(v), if applicable, the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of (1) $40,000, as adjusted for increases in the cost of living under Code Section 415(d), or (2) 100 percent of the Participant’s compensation, within the meaning of Code Section 415(c)(3), for the limitation year. The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12).

     (b) For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(l)(1).

     (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

     (d) For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.

     (e) For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

     (f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

     (g) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

     (h) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

     (i) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

     4.10 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

     (a) If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) (plus attributable earnings) or return any Employee contributions (whether voluntary or mandatory) (plus attributable earnings), (2) hold any “excess amount” remaining after the return of any elective deferrals or voluntary Employee contributions in a “Section 415 suspense account” (3) use the “Section 415 suspense account” in the next “limitation year” (and succeeding “limitation years” if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the “limitation year,” or if the Participant is not so covered, allocate and reallocate the “Section 415 suspense account” in the next “limitation year” (and succeeding “limitation years” if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute “annual additions” are made to the Plan for such “limitation year” (4) reduce Employer contributions to the Plan for such “limitation year” by the amount of the “Section 415 suspense account” allocated and reallocated during such “limitation year.”

     (b) For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.9.

     (c) For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.” The “Section 415 suspense account” shall not share in any earnings or losses of the Trust Fund.

     4.11 TRANSFERS FROM QUALIFIED PLANS

     (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the Administrator reasonably relies on information that provides that the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up either in a separate account herein referred to as a “Participant’s Rollover Account” or a separate account herein referred to as a “Transfer Account.” A Participant’s Rollover Account shall be credited with a qualified rollover of a distribution from a qualified retirement plan, shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. A Transfer Account of a Participant shall be attributable to amounts transferred from a qualified plan maintained by an Affiliated Employer.

     (b) Amounts in a Participant’s Rollover Account and Transfer Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

     (c) With respect to Transfer Accounts, except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

     (d) With respect to a Participant’s Rollover Account, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant’s Rollover Account. Any distributions of amounts held in a Participant’s Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 5.5. Furthermore, such amounts shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

     (e) The Administrator may direct that employee transfers made after a Valuation Date be invested in money market certificates or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

     (f) With respect to a Participant’s Rollover Account and a Transfer Account and for purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code Section 401(a). The term “amounts transferred from other qualified plans” shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

     (g) With respect to a Participant’s Rollover Account and a Transfer Account, prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

     (h) With respect to a Transfer Account, notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 6.1. Furthermore, the Plan shall not accept a direct transfer of assets from a defined benefit plan, from a defined contribution plan that is subject to the funding requirements of Code Section 412, or any plan that is subject to the requirements of Code Section 401(a)(11).

     (i) The Plan may accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below:

(1)	Direct Rollovers

(i) a qualified plan described in Code Sections 401(a) or 403(a), excluding after-tax employee contributions;

(ii) a qualified plan described in Code Sections 401(a) or 403(a), including after-tax employee contributions;

(iii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; and

(iv) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2)	Participant Rollover Contributions from Other Plans

(i) a qualified plan described in Code Sections 401(a) or 403(a);

(ii) an annuity contract described in Code Section 403(b); and

(iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3)	Participant Rollover Contributions from IRAs

The Plan may accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

     4.12 DIRECTED INVESTMENT ACCOUNT

     (a) Participants shall direct the Trustee to invest all of their accounts in specific funds or other investments permitted under the Plan. Each Participant shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. A Participant’s investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentage equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator and subject to any timing restrictions imposed with respect to the underlying investment options, a Participant’s change of investment election may be implemented effective as of the business day on which the Administrator receives the Participant’s instructions.

     (b) All contributions made on a Participant’s behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant’s effective investment election.

     (c) A Participant may elect to transfer investments from any investment fund to any other investment fund, subject to any restrictions the Administrator may prescribe. The Participant’s transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent, or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular investment fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant’s transfer election may be implemented effective as of the business day on which the Administrator receives the Participant’s instructions.

     (d) The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

     (e) Notwithstanding any other provision of the Plan to the contrary, the Administrator shall have the authority to decline investment instructions of Participants or Beneficiaries where it deems appropriate and may exercise this authority if it believes it would be imprudent not to do so in fulfilling its fiduciary role under ERISA.

     4.13 ACS STOCK FUND

     (a) The ACS Stock Fund consists primarily of Affiliated Computer Services, Inc. Class A common stock. The ACS Stock Fund also includes cash or short-term liquid investments in amounts designed to satisfy daily Participant exchange or withdrawal requests. A Participant’s interest in the ACS Stock Fund will be denominated as “units.” Shares of Company stock held in the ACS Stock Fund and dividends and other distributions on Company stock shall not be specifically allocated to Participants’ accounts. The value of a unit will fluctuate based upon various factors, including the market value of and dividends paid on Company stock, earnings and losses on cash or cash equivalent investments held in the ACS Stock Fund, ACS Stock Fund expenses and Plan administration expenses allocated to the ACS Stock Fund.

     (b) The value of each Participant’s interest in the ACS Stock Fund will be based on the proportion of his investment in the ACS Stock Fund to the total investment in the ACS Stock Fund of all Participants.

     (c) All dividends paid on shares of Company stock in the ACS Stock Fund shall be credited to the ACS Stock Fund. Dividends on these shares are added to the ACS Stock Fund without allocating additional units in the ACS Stock Fund to Participants. The Trustee may use any such dividends as are paid in cash to purchase additional shares of Company stock for the ACS Stock Fund or may hold such funds as cash to meet the cash demands of the ACS Stock Fund. Any Company stock received by the Trustee as a stock split or dividend, or as a result of a reorganization or other recapitalization, will be added to the assets of the ACS Stock Fund. Any other property (other than shares of Company stock) received by the Trustee in respect of assets allocated to the ACS Stock Fund may be sold by the Trustee and the proceeds added to the ACS Stock Fund as cash or used to purchase additional shares of Company stock. Any rights to subscribe to additional shares of Company stock may be sold by the Trustee and the proceeds credited to the ACS Stock Fund.

     (d) Participants who have invested in the ACS Stock Fund may direct the Trustee how to vote (or tender, if applicable) Company stock. The Trustee will determine each Participant’s proportional share of the Company stock in the ACS Stock Fund as of the applicable record date (based on the number of units allocated to the Participant’s Accounts) and solicit the Participant’s instructions. The Trustee shall vote (and/or tender) this stock according to the Participant’s directions. The Trustee shall not vote stock in the ACS Stock Fund for which it does not receive directions.

     (e) Shares of Company stock will be purchased or sold for the ACS Stock Fund in the open market or in privately negotiated transactions. The Trustee, or its designated agent, may limit the daily volume of purchases and sales to the extent it believes it will be in the interest of Participants to do so.

ARTICLE V
DETERMINATION AND DISTRIBUTION OF BENEFITS

     5.1 DETERMINATION OF BENEFITS UPON RETIREMENT

     Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. Upon a Participant’s Retirement Date or attainment of his Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Combined Account in accordance with Section 5.5.

     5.2 DETERMINATION OF BENEFITS UPON DEATH

     (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 5.6 and 5.7, to distribute the balance of the deceased Participant’s accounts to the Participant’s Beneficiary.

     (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 5.6 and 5.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

     (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the balance of the Participant’s or Former Participant’s account.

     (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

     (e) The Beneficiary of the account balance payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

(1) the spouse has waived the right to be the Participant’s Beneficiary, or

(2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3) the Participant has no spouse, or

(4) the spouse cannot be located.

          In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary in accordance with administrative guidelines. However, the Participant’s spouse must again consent in accordance with administrative guidelines to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant’s death, the account balance shall be payable to his estate.

     (f) Any consent by the Participant’s spouse to waive any rights as the beneficiary must be in accordance with administrative guidelines, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

     (g) Upon divorce, the Participant’s designation of his spouse as beneficiary shall be automatically revoked. The Participant must complete another beneficiary designation form upon divorce, otherwise, the Participant’s account balance shall be payable to his estate.

     5.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

     In the event of a Participant’s Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 5.5 and 5.7, shall distribute to such Participant all amounts credited to such Participant’s Combined Account as though he had retired.

     5.4 DETERMINATION OF BENEFITS UPON TERMINATION

     (a) If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to a distribution of his account as provided hereinafter pursuant to this Section 5.4.

          Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant’s Combined Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 5.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

     If the value of a Terminated Participant’s Vested account balance derived from Employer and Employee contributions does not exceed $5,000 as of the date of the termination, the Administrator shall direct the Trustee to cause the entire Vested account balance to be paid to such Participant in a single cash payment.

     (b) The Vested portion of any Employer Contribution Account shall be a percentage of the total amount credited to the Employer Contribution Account determined on the basis of the Participant’s number of Years of Service. Discretionary matching contributions made pursuant to Section 4.1(b) shall vest as specified in the Appendix.

     (c) Discretionary profit sharing contributions shall vest as specified in the Appendix. Discretionary profit sharing contributions made to certain Participants receiving the ACS State & Local Solutions, Inc. benefit structure are made on a payroll basis without regard to year end employment or number of hours of service.

     (d) Notwithstanding the vesting schedules specified in the Appendix, the Vested percentage of an Employer Contribution Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

     (e) A Participant who transfers employment among the Employer and/or the Participating Employers shall become subject to the plan provisions of the new employer.

     (f) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

     (g) The computation of a Participant’s nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(1) the adoption date of the amendment,

(2) the effective date of the amendment, or

(3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

     (h) (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Employer Contribution Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(d), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

(3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

(i) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

(ii) After five (5) consecutive 1-Year Breaks in Service, a Former Participant’s Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

(iii) If a Former Participant is reemployed by the Employer, he shall participate in the Plan immediately on his date of reemployment.

     5.5 DISTRIBUTION OF BENEFITS

     (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one single payment in cash or in property.

     (b) Any distribution to a Participant whose account balance exceeds $5,000 shall require such Participant’s consent if such distribution occurs prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

(1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 5.5(c).

(2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

(3) Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

(4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)–11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     (c) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1) A Participant’s account shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a “five (5) percent owner” during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.

(2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

     (d) If a distribution is made at a time when a Participant is not fully Vested in his Employer Contribution Account and the Participant may increase the Vested percentage in such account:

(1) a separate account shall be established for the Participant’s interest in the Plan as of the time of the distribution; and

(2) at any relevant time, the Participant’s Vested portion of the separate account shall be equal to an amount (“X”) determined by the formula:

X equals P(AB plus (R x D)) - (R x D)

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

     5.6 DISTRIBUTION OF ACCOUNT BALANCE UPON DEATH

     The account balance payable pursuant to Section 5.2 shall be paid to the Participant’s Beneficiary in one single payment in cash or in property by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

     5.7 TIME OF SEGREGATION OR DISTRIBUTION

          Except as limited by Sections 5.5 and 5.6, whenever the Trustee is to make a distribution, the distribution may be made or begun as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

     5.8 DISTRIBUTION FOR MINOR BENEFICIARY

          In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

     5.9 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after such efforts the administrator deems reasonable, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable, shall be treated as a Forfeiture pursuant to the Plan. In attempting to determine the whereabouts of a Participant or Beneficiary, the Administrator will use reasonable efforts which may include using the Internal Revenue Service’s Letter Forwarding Program as specified in Revenue Procedure 94-22.

          In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, remain unpaid solely by reason of the inability of the Administrator, after such efforts the administrator deems reasonable, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable, if under $5,000, regardless of the age of the Participant, shall be treated as a Forfeiture pursuant to the Plan.

          In the event a Participant or Beneficiary is located subsequent to his account balance being treated as a Forfeiture, such benefit shall be restored unadjusted for earnings or losses.

     5.10 PRE-RETIREMENT DISTRIBUTION

          At such time as a Participant shall have attained the age of 59-1/2 years, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the Vested amount then credited to the accounts maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 5.5.

          Notwithstanding the above, pre-retirement distributions from a Participant’s Elective Contribution Account shall not be permitted prior to the Participant attaining age 59-1/2 except as otherwise permitted under the terms of the Plan.

     5.11 ADVANCE DISTRIBUTION FOR HARDSHIP

     (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Vested Participant’s Elective Contribution Account and Employer Contribution Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Contribution Account and Employer Contribution Account shall be reduced accordingly. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

(1) Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care;

(2) The costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

(4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

     (b) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer; and

(3) A Participant who receives a distribution of Pre-Tax Contributions after December 31, 2001, on account of hardship shall be prohibited from making Pre-Tax Contributions under this and all other plans of the Employer for 6 months after receipt of the distribution. A Participant who receives a distribution of Pre-Tax Contributions in calendar year 2001 on account of hardship shall be prohibited from making Pre-Tax Contributions under this and all other plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

     (c) Notwithstanding the above, distributions from the Participant’s Elective Contribution Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant’s Elective Contribution Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant’s Pre-Tax Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section and Section 5.10.

     (d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 5.5.

     5.12 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

     5.13 DIRECT ROLLOVER

     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b) For purposes of this Section the following definitions shall apply:

(1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such distribution paid directly to an eligible retirement plan; and any other distribution that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. An eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(3) A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     5.14 ELIMINATION OF LOOKBACK RULE

          Notwithstanding anything in this Article to the contrary, the “lookback rule” (the “lookback rule” provides that for purposes of determining whether a distribution may be made without consent, if the value at the time of a prior distribution exceeded the applicable dollar threshold (e.g., $5,000) then the value at any subsequent time is deemed to exceed the threshold) will not apply to any distributions made on or after October 17, 2000.

ARTICLE VI
AMENDMENT, TERMINATION, MERGERS AND LOANS

     6.1 AMENDMENT

     (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Administrator, other than an amendment to remove the Administrator, may only be made with the Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

     Notwithstanding the foregoing, the Benefits Committee has the authority to approve administrative amendments to the Plan, but such authority shall extend only to the amendments that do not significantly increase the cost to the Employer related to the Plan or do not significantly change the benefits under the Plan. The Senior Vice President of Human Resources has the authority to execute those amendments approved by the Benefits Committee.

     (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

     (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

     6.2 TERMINATION

     (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 5.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

     (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 5.5. Distributions to a Participant shall be made in cash, in kind or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 6.1(c).

     6.3 MERGER OR CONSOLIDATION

          This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 6.1(c).

     6.4 LOANS TO PARTICIPANTS

     (a) The Trustee may, in the Trustee’s discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for repayment over a reasonable period of time.

     (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

(1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2) one-half (1/2) of the present value of the vested account balance of the Participant under the Plan.

              For purposes of this limit, all plans of the Employer shall be considered one plan.

     (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a principal residence has the same meaning as a principal residence under Code Section 1034. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

     (d) All loans shall be made pursuant to a Participant loan policy. Such loan policy shall be established in writing and must include, but need not be limited to, the following:

       (1) the identity of the person or positions authorized to administer the Participant loan program;

       (2) a procedure for applying for loans;

       (3) the basis on which loans will be approved or denied;

       (4) limitations, if any, on the types and amounts of loans offered;

       (5) the procedure under the program for determining a reasonable rate of interest;

       (6) the types of collateral which may secure a Participant loan; and

       (7) the events constituting default and the steps that will be taken to preserve Plan assets.

              Such Participant loan policy shall be contained in a separate written document which is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan policy may be modified or amended in writing from time to time without the necessity of amending this Section.

ARTICLE VII
TOP HEAVY

       7.1 TOP HEAVY PLAN REQUIREMENTS

              For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 5.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

       7.2 DETERMINATION OF TOP HEAVY STATUS

       (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

          If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

       (b) Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:

(1) his Participant’s Combined Account balance as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date.

(2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3) any Plan distributions made within the Plan Year that includes the Determination Date, or in the case of any distributions made for a reason other than separation from service, death, or disability, within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.

(6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

       (c) “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or the one year period containing the Determination Date, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the one year period containing the Determination Date.

       “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

       Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

          (d) “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE VIII
MISCELLANEOUS

       8.1 PARTICIPANT’S RIGHTS

              This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or

Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

       8.2 ALIENATION

       (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

       (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given notice in accordance with administrative guidelines by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant’s Combined Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant’s Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.

       (c) This provision shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

       (d) This provision shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D). In a case in which the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made:

(1) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a),

(2) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

(3) in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified pre-retirement survivor annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

       8.3 CONSTRUCTION OF PLAN

            This Plan shall be construed and enforced according to the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not preempted by the Act.

       8.4 GENDER AND NUMBER

            Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

       8.5 LEGAL ACTION

            In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable. If reimbursement is permitted under this provision, such reimbursement shall be subject to Employer approval.

       8.6 PROHIBITION AGAINST DIVERSION OF FUNDS

       (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

     (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

     8.7 BONDING

       Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

     8.8 EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

       Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

     8.9 RECEIPT AND RELEASE FOR PAYMENTS

       Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

     8.10 ACTION BY THE EMPLOYER

       Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

     8.11 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

       The Named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the Named Fiduciaries shall be empowered with full discretionary authority to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

     8.12 HEADINGS

       The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     8.13 APPROVAL BY INTERNAL REVENUE SERVICE

       Notwithstanding any provisions to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

     8.14 UNIFORMITY

       All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

ARTICLE IX
PARTICIPATING EMPLOYERS

     9.1 ADOPTION BY OTHER EMPLOYERS

       Notwithstanding anything herein to the contrary, the Employer, the Benefits Committee or the Employer’s Senior Vice-President of Human Resources may amend Exhibit A and B to include new Participating Employers to the Plan or identify employers for which predecessor service shall be recognized.

     9.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS

       (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

       (b) However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

       (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant’s rights under the Plan, and all amounts credited to such Participant’s Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

     9.3 DESIGNATION OF AGENT

       Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.

     9.4 EMPLOYEE TRANSFERS

       It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

     9.5 DISCONTINUANCE OF PARTICIPATION

       Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the

Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 6.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

     9.6 ADMINISTRATOR’S AUTHORITY

       The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

       IN WITNESS WHEREOF, this Plan has been executed this 3rd day of August, 2004.

AFFILIATED COMPUTER SERVICES, INC.

By:	/s/ LORA VILLAREAL
Name:	Lora Villareal
Its:	Senior Vice President & Chief People Officer

EXHIBIT A
ACS SAVINGS PLAN
LIST OF PARTICIPATING EMPLOYERS

(as of July 1, 2004)

ACS Commercial Solutions, Inc. (f/k/a ACS Business Process Solutions, Inc.)

ACS Defense, LLC

ACS EDI Gateway, Inc.

ACS Education Services, Inc. (f/k/a AFSA Data Corporation)

ACS Education Solutions, LLC

ACS Enterprise Solutions, Inc.

ACS Government Systems, Inc. (f/k/a SCT Government Systems, Inc.)

ACS Health Administration, Inc.

ACS Health Care, Inc.

ACS Image Solutions, Inc.

ACS IT Solutions, L.P.

ACS Marketing, L.P.

ACS Outsourcing Solutions, Inc.

ACS Protection Services, Inc.

ACS Securities Services, Inc.

ACS State & Local Solutions, Inc.

ACS State Healthcare, LLC (f/k/a Consultec, LLC)

ACS TradeOne Marketing, Inc.

Concera Corporation

Genix CSI, Inc.

Government Records Services, Inc.

MidasPlus, Inc.

Outsourced Administrative Systems, Inc.

Peter Martin Associates, Inc.

Title Records Corporation

A-1

EXHIBIT B
ACS SAVINGS PLAN
PREDECESSOR SERVICE

(as of July 1, 2004)

ACS Commercial Solutions, Inc. (f/k/a ACS Business Process Solutions, Inc.)

ACS Defense, LLC

ACS EDI Gateway, Inc.

ACS Education Solutions, LLC

ACS Enterprise Solutions, Inc.

ACS Government Systems, Inc. (f/k/a SCT Government Systems, Inc.)

ACS State & Local Solutions, Inc.

ACS State Healthcare, LLC (f/k/a Consultec, LLC)

ACS Education Services, Inc. (f/k/a AFSA Data Corporation)

Certain Former Employees of Motorola, Inc.

Certain Former Employees of American International Group, Inc.

Certain Former Employees of Business Resources Company

Certain Former Employees of Excel Alternatives, Inc.

Certain Former Employees of Trilegiant Corporation

Certain Former Employees of Lockheed Martin Information Technology

Certain Former Employees of Unclaimed Property Recovery & Reporting, Inc.

Certain Former Employees of The Intellisource Group, Inc.

Certain Former Employees of Ingersoll Rand Company

Certain Former Employees of Metromedia Restaurant Group

Certain Former Employees of Motion Picture & Television Fund

Certain Former Employees of The Queen’s Medical Center

Certain Former Employees of SIRVA, Inc.

Certain Former Employees of United States Tennis Association

Certain Former Employees of Ingram Micro, Inc.

Certain Former Employees of University Hospital Health Systems, Inc.

Certain Former Employees of Memorial Health Care, Inc.

Certain Former Employees of Gateway, Inc.

B-1

Certain Former Employees of Arthur Andersen Consulting

Certain Former Employees of Trigon Healthcare, Inc./Anthem Insurance Companies, Inc.

Computer Systems Development, Inc.

Concera Corporation

CyberRep, Inc.

Outsourced Administrative Systems, Inc.

Peter Martin Associates, Inc.

Transaction Processing Specialists, Inc.

B-2

APPENDIX